UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2014

ANTHERA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34637	20-1852016

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

License Agreement

On July 11, 2014, Anthera Pharmaceuticals, Inc. (“Anthera” or the “Company”) entered into a license agreement (the “License Agreement”) with Eli Lilly and Company (“Lilly”), pursuant to which the Company obtained an exclusive worldwide license to certain technology and compounds relating to a clinical stage pancreatic enzyme replacement therapy, Liprotamase.

Under the agreement, the Company obtained (i) exclusive rights to develop, make, have made, use, import, offer for sale and sell licensed compounds and pharmaceutical formulations thereof, including Liprotamase and (ii) certain rights to grant sublicenses. The licensed patent rights include a specific set of previously filed U.S. and foreign patents and applications, as well as any applications filed after the execution date by Lilly that relate to licensed know-how.

Under the terms of the License Agreement, the Company assumes sole control of and responsibility for all aspects of developing, obtaining regulatory approval for, and commercializing the licensed products in the covered territory.  Anthera, either on its own or through its sublicensees, is obligated to use commercially reasonable efforts to undertake all development work necessary to obtain regulatory approval for at least one licensed product in the United States and at least one licensed product in each of the additional countries, as defined in the License Agreement.  In addition, Anthera, either on its own or through its sublicensees, is obligated to use commercially reasonable efforts to promote, market, and sell licensed products for which regulatory approval has been obtained, in the countries of such approval.

Under the terms of the License Agreement, the Company is obligated to make royalty and milestone payments and other payments to and on behalf of Lilly.  Milestone payments are to be made as the licensed products receive regulatory approval.  If licensed products are approved, the Company is also obligated to make additional payments upon achieving certain sales milestones, plus royalties on net sales, depending on sales levels.  The royalty payments shall be reduced by certain percentages under various circumstances.

The Company issued a press release on July 14, 2014 announcing its entry into the License Agreement.  The press release is furnished hereto as Exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits.

 (d) Exhibits. The following documents are furnished as exhibits to this report:

99.1	Press release dated July 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2014                                                                Anthera Pharmaceuticals, Inc.

By:    /s/ May Liu
                                                                      May Liu
Principal Accounting Officer and Senior Vice President, Finance and Administration